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                                                                 Exhibit 21
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

                                                      THE PIONEER GROUP, INC.
                                                 DIRECT AND INDIRECT SUBSIDIARIES

Name                                  Jurisdiction of Organization
----                                  ----------------------------
Pioneering Management Corporation                                               State of Delaware

Pioneer Funds Distributor, Inc.                                                 Commonwealth of Massachusetts 1

Pioneering Services Corporation                                                 Commonwealth of Massachusetts

Pioneer Capital Corporation                                                     Commonwealth of Massachusetts

Pioneer Associates, Inc.                                                        Commonwealth of Massachusetts 2

Pioneer SBIC Corp.                                                              Commonwealth of Massachusetts 2

Pioneer Plans Corporation                                                       State of Delaware

Pioneer Metals and Technology, Inc.                                             State of Delaware

Pioneer Investments Corporation                                                 Commonwealth of Massachusetts

Pioneer Goldfields Limited                                                      Channel Islands

Glencar Explorations (U.K.) Limited                                             United Kingdom 3

Teberebie Goldfields Limited                                                    Republic of Ghana 3

Pioneer International Corporation                                               State of Delaware

Pioneer Fund Management Company                                                 State of Nebraska

Pioneer Fonds Marketing GmbH                                                    Germany 4

Pioneer First Polish Trust Fund Joint-Stock Company                             Poland 5

Joint-Stock Company Pioneer Metals International                                Russian Federation 6

Joint Stock Company Pioneer Investments                                         Russian Federation 7

Pioneer Investment Poland, Ltd.                                                 Poland 5

Pioneer Ventures Limited Partnership                                            Commonwealth of Massachusetts 8

Joint-Stock Company Forest-Starma                                               Russian Federation 9

Pioneer Management (Ireland) Limited                                            Ireland

Pioneer Exploration Limited                                                     Delaware

Pioneering Management (Jersey) Ltd.                                             Channel Islands 5

Pioneer Poland U.S. (Jersey) Ltd.                                               Channel Islands 5

Pioneer Poland U.K. Ltd.                                                        United Kingdom 5

Pioneer Czech Investment Co. a.s.                                               Czech Republic 5




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1 Pioneer Funds Distributor, Inc. is a wholly-owned subsidiary of Pioneering
Management Corporation.

2 Pioneer Associates, Inc. and Pioneer SBIC Corp. are wholly owned subsidiaries of Pioneer Capital Corporation.

3 Teberebie Goldfields Limited is a 90% owned, and Glencar Explorations (U.K.) Limited is a wholly owned subsidiary of Pioneer Goldfields Limited.

4 Pioneer Fonds Marketing GmbH is a wholly owned subsidiary of Pioneer Funds Distributor, Inc.

5 Pioneer First Polish Trust Fund Joint Stock Company, Pioneer Investment Poland, Ltd., Pioneering Management (Jersey) Ltd., Pioneer Poland U.S. (Jersey) Ltd., Pioneer Poland U.K. Ltd. and Pioneer Czech Investment Co. a.s. are wholly owned subsidiaries of Pioneer International Corporation.

6 Joint-Stock Company Pioneer Metals International is a wholly owned subsidiary of Pioneer Metals and Technology, Inc.

7 Joint-Stock Company Pioneer Investments is a 55% owned subsidiary of The Pioneer Group, Inc.

8 Pioneer Ventures Limited Partnership is an 89.5% owned subsidiary of Pioneer SBIC Corp.

9 Joint-Stock Company Forest Starma is a 57% owned subsidiary of The Pioneer Group, Inc. (50% direct and 7.4% indirect).